UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2014, First Financial Bancorp. (the “Company”) announced several organizational changes that will become effective on December 1, 2014. Anthony M. Stollings, 60, who currently serves as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company will become the President and Chief Operating Officer of the Company. Claude E. Davis, 53, who currently serves as President and Chief Executive Officer of the Company, will continue to serve as the Chief Executive Officer of the Company. John M. Gavigan, 36, who currently serves as First Vice President and Corporate Controller of the Company, will become the Senior Vice President and Chief Financial Officer of the Company and will continue as the "Principal Accounting Officer" on an interim basis for SEC filing purposes. Additional biographical information regarding Mr. Davis, Mr. Stollings and Mr. Gavigan is included in the “Supplemental Item. Executive Officers of the Registrant” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of our November 18, 2014 press releasing announcing the organizational changes.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Press release dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	November 18, 2014

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Press release dated November 18, 2014.